Exhibit 99.3

OTTO MÄNNER HOLDING AG

Bahlingen a.K.

Reviewed Consolidated Financial Statements,
including a German GAAP to US GAAP reconciliation
note

for the six-month period ended
30 June 2012

CONTENTS

REVIEW REPORT

LIST OF APPENDICES

CONSOLIDATED BALANCE SHEET AS AT 30 JUNE 2012                    Appendix 1

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE PERIOD 1 JANUARY 2012 TO 30 JUNE 2012                    Appendix 2

CONSOLIDATED CASH FLOW STATEMENT
AS AT 30 JUNE 2012                                    Appendix 3

STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE PERIOD 1 JANUARY 2012 TO 30 JUNE 2012                    Appendix 4

NOTES ON THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT 30 JUNE 2012                                    Appendix 5

RECONCILIATION FROM GERMAN GAAP TO US GAAP                    Appendix 6

GENERAL ENGAGEMENT TERMS                            Appendix 7

INDEPENDENT ACCOUNTANTS' REVIEW REPORT
TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
OTTO MÄNNER HOLDING AG, BAHLINGEN a. K., GERMANY

We have reviewed the accompanying consolidated balance sheet of Otto Männer Holding AG, Bahlingen a. K., Germany as of June 30, 2012, and the related consolidated statement of profit and loss, stockholders’ equity, cash flows prepared under accounting principles generally accepted in Germany, including a reconciliation to accounting principles generally accepted in the United States of America for net income for the six-month period ended June 30, 2012 and stockholders’ equity as of June 30, 2012 (collectively, the “reconciliations”) that has been included as an appendix to the accompanying consolidated financial statements, in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to issue a report on these consolidated financial statements based on our review.

We conducted our interim review in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. These Standards require that we plan and perform the review to obtain moderate assurance as to whether the financial statements are free of material misstatement. A review is limited primarily to inquiries of company personnel and analytical procedures applied to financial data and thus provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Based on our interim review, nothing has come to our attention that causes us to believe that the accompanying consolidated financial statements are not presented fairly, in all material respects in accordance with (i) accounting principles generally accepted in Germany and (ii) accounting principles generally accepted in the United States of America for the reconciliations.

The accompanying consolidated financial statements have been reissued with the reconciliations in adherence with SEC reporting requirements related to the anticipated sale of the Company’s subsidiaries to Barnes Group, Inc., a U.S. publicly-traded company

Freiburg, 28 October 2013

Bansbach Schübel Brösztl & Partner GmbH
Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft
Schell Wirtschaftsprüfer (German Public Auditor)	Eichin Wirtschaftsprüferin (German Public Auditor)

							Appendix 1
CONSOLIDATED BALANCE SHEET AS AT 30 JUNE 2012
OF OTTO MÄNNER HOLDING AG, BAHLINGEN A. K.
A S S E T S

				EUR

A.	FIXED ASSETS
	I.	Intangible Assets
		1.	Industrial property rights acquired against payment
			and similar rights and values as well as licences
			to such rights and values	686,211.62
		2.	Advance payments	—
					686,211.62

	II.	Tangible Assets
		1.	Property, rights equivalent to real property
			and buildings including buildings on
			third-party land	25,742,493.78
		2.	Plant and machinery	7,004,504.50
		3.	Other fixed assets and office equipment	1,642,571.76
		4.	Advance payments and assets under construction	719,915.63
					35,109,485.67
						35,795,697.29

B.	CURRENT ASSETS
	I.	Inventories
		1.	Raw, auxiliary and operating materials	1,951,259.40
		2.	Work in progress	4,618,687.21
		3.	Finished goods and merchandise	661,248.02
					7,231,194.63
	II.	Receivables and other assets
		1.	Trade receivables	13,187,463.08
		2.	Other assets	4,215,186.97
					17,402,650.05
	III.	Cash in hand and at credit institutions
		and cheques			41,155,132.58
						65,788,977.26

C.	PREPAID EXPENSES					653,901.00

D.	SURPLUS FROM OFFSETTING					9,146.57

						102,247,722.12

L I A B I L I T I E S

					EUR

A.	EQUITY
	I.	Subscribed capital			10,000,000.00
	II.	Retained earnings
		1.	Legal reserve	1,000,000.00
		2.	Other retained earnings	38,769,009.06
					39,769,009.06
	III.	Consolidated net profit			29,617,007.85
	IV.	Currency translation difference			3,916,361.22
						83,302,378.13

B.	PROVISIONS
	1.	Provisions for taxation			1,564,511.27
	2.	Other provisions			4,766,918.71
						6,331,429.98

C.	LIABILITIES
	1.	Amounts owed to credit institutions			3,773,037.07
	2.	Advance payments received on orders			6,242,672.35
	3.	Trade payables			2,205,575.28
	4.	Other liabilities			265,554.67
			thereof from taxes:
			EUR 232.831,56			12,486,839.37

D.	DEFERRED TAX LIABILITIES					127,074.64

						102,247,722.12

				Appendix 2
CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE PERIOD FROM 1 JANUARY 2012 TO 30 JUNE 2012
OF OTTO MÄNNER HOLDING AG, BAHLINGEN A. K.

			EUR

1.	Sales		39,713,907.48

2.	Change in stock
	of finished goods and work in progress		(313,724.02)

3.	Other operating income		983,003.05
		of which from currency translation:
		EUR 431.443,12
				40,383,186.51
4.	Material costs
	a)	Costs for raw, auxiliary and
		operating materials and for purchased goods	7,786,533.86
	b)	Costs for purchased services	1,921,399.63

5.	Personnel costs
	a)	Wages and salaries	11,482,921.84
	b)	Social insurance contributions and contributions for
		old-age pensions and for support	2,033,822.00
		of which for pension provision:
		EUR 135.449,71

6.	Depreciation and amortization		1,317,943.39

7.	Other operating expenses		6,684,102.61
		of which from currency translation:
		EUR 422.819,17
				(31,226,723.33)
8.	Other interest and similar income		142,301.07

9.	Interest and similar expenses		47,158.19

				95,142.88
10.	Profit or loss from normal business activity			9,251,606.06

11.	Tax on income and profit		3,050,940.94

12.	Other taxes		148,643.02

				(3,199,583.96)

13.	Consolidated balance sheet profit			6,052,022.10

14.	Profit carried forward from previous year	29,168,447.29

15.	Allocations to other revenue reserves	(5,603,461.54)

			23,564,985.75

16.	Consolidated balance sheet profit		29,617,007.85

		Appendix 3
CONSOLIDATED CASH FLOW STATEMENT
AS AT 30 JUNE 2012
OF OTTO MÄNNER HOLDING AG, BAHLINGEN A. K.

The following cash flow statement divides the cash flows of the financial year into cash flows from operating, investing and financing activities whereby the total flow of funds from these three areas corresponds to the change in cash and cash equivalents which is defined as the difference between liquid funds and bank liabilities repayable at any time.

The presentation of the cash flow statement is in accordance with the recommendations of the German Standardisiation Board according to DRS 2/cash flow statement.

	1 Jan to
	June 30, 2012
	KEUR

Consolidated result for the year	6,052
Write-downs on fixed assets - property, plant and
equipment	1,318

Cash flow for the year according to DVFA/SG	7,370
Profit from the disposal of fixed assets	(125)
Increase/decrease in short-term provisions	1,160
Increase in inventories and trade receivables
as well as other assets which are not attributable to
investing and financing activities	(534)
Increase in trade payables,
as well as other liabilities
which are not attributable to investing and financing activities	2,809

Cash Flow from operating activities (1)	10,680

	1 Jan to
	June 30, 2012
	KEUR

Proceeds from disposals of tangible fixed assets -
property, plant	283
Payments for investments in
plant, property and equipment	(2,062)
Payments for investments in intangible fixed assets
	(123)

Cash Flow from investing activities (2)	(1,902)

Payments for the redemption of loans
and credit facilities	(437)

Cash Flow from financing activities (3)	(437)

June 30, 2012
KEUR

Net change in cash and
cash equivalents (1) + (2) + (3)	8,341
Exchange rate movements and valuation changes
in cash and cash receivables	165
Cash and cash receivables at the beginning of the period	32,649

Cash and cash receivables at the end of the period	41,155

Composition of cash and cash receivables
June 30, 2012
KEUR

Liquid funds	41,155

Cash and cash receivables at the end of the period	41,155

				Appendix 4
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM 1 JANUARY TO 30 JUNE 2012
OF OTTO MÄNNER HOLDING AG, BAHLINGEN A.K.

	Parent company			Group equity
	Subscribed capital	Consolidated retained earnings	Adjusted item for currency conversion
	EUR	EUR	EUR	EUR

Status as at 01.01.2012	10,000,000.00	63,333,994.81	3,526,735.86	76,860,730.67

Other changes	—	—	389,625.36	389,625.36

Consolidated net income	—	6,052,022.10	—	6,052,022.10

Status as at 30.06.2012	10,000,000.00	69,386,016.91	3,916,361.22	83,302,378.13

Appendix 5
Otto Männer Holding AG, Bahlingen a.K.

Notes to the consolidated interim financial statements
as at 30 June 2012

1.     General remarks

These half-yearly consolidated financial statements were prepared in accordance with Sec. 290 et seq. HGB [“Handelsgesetzbuch”: German Commercial Code]. The half-yearly consolidated financial statements are presented in EUR.

The income statement has been prepared using the nature of expense method.

The closing date of all of the entities included in the half-yearly consolidated financial statements is 30 June 2012. Additionally, a reconciling note from German-GAAP to US-GAAP is added.

2.     Basis of consolidation
Apart from Otto Männer Holding AG, the "parent company", the half-yearly consolidated financial statements include three entities with registered offices in Germany and four entities with registered offices abroad, all of which are consolidated in accordance with the full consolidation principles.

The following companies are consolidated in accordance with equity share.

Name	Registered office	Share in equity

Otto Männer Holding AG	Bahlingen a.K.	100%

Otto Männer GmbH	Bahlingen a.K.	100%

Otto Männer Innovation GmbH	Bahlingen a.K.	100%

Otto Männer Immobilien GmbH	Bahlingen a.K.
Shareholder: Otto Männer Innovation GmbH		100%

Manner USA, Inc.	Norcross, GA (USA)	100%

Otto Männer Präzisionsformenbau AG	Au (Switzerland)	100%

Manner Hong Kong Ltd.	Hong Kong	100%

männer Japan Ltd.	Mito, Japan	100%

3.     Consolidation principles, consolidation methods

Equity consolidation for all subsidiaries is performed using the book value method by offsetting the carrying amounts of the shares against the proportionate equity of the subsidiary as of the corresponding date of incorporation. All differences from equity consolidation stem from exchange differences and are reported in the item “Equity differences from currency translation”.

Intercompany receivables and liabilities as well as expenses and income are eliminated. Any offsetting differences stem from exchange differences.

Any intercompany profits from intercompany transactions were eliminated.

Deferred taxes originating from consolidation entries affecting income were recognized based on a tax rate of 27%.

4.     Accounting and valuation principles

The assets and liabilities in the half-yearly consolidated financial statements are reported pursuant to the provisions of Sec. 290 et seq. HGB. The accounting and valuation methods are unchanged from the prior year.

The valuation methods applied in the parent company’s interims financial statements are decisive for the valuation of the assets and liabilities taken into the consolidated financial statements. If the accounting principles of the companies included in the consolidated financial statements differ substantially from the accounting and valuation principles of the parent company, the parent company performs an accounting and valuation correction by means of the transitional stage of a German commercial code balance sheet II [“Handelsbilanz II”].

Fixed assets are valued at acquisition or production cost less depreciation and amortization. Amortization of intangible assets is based on useful lives of three to five years, depreciation of buildings is based on useful lives ranging between 25 and 50 years and other moveable assets are depreciated over useful lives from 2 to 15 years.

If ownership over leased movable assets is assumed at the end of the lease term, any residual value capitalized is depreciated over a period of three years using the straight-line method.

Raw materials, consumables and supplies as well as merchandise are carried at the lower of acquisition cost or market. Adequate write-downs are recognized for slow-moving goods.

Finished goods and work in process are valued at production cost on the basis of individual product costings. In addition to the direct cost of materials and direct labor, production costs include production and material overhead costs. General and administrative expenses were capitalized.

In all cases, valuation is based on net realizable value, i.e., the estimated cost to complete are deducted from the expected sales price and additional allowance is set up for items for which estimated costs to complete the product exceed the replacement cost. Adequate allowances provide for all identifiable inventory valuation risks resulting from slow-moving stock, reduced salability and lower replacement costs.

Receivables and other assets are stated at their nominal value. Appropriate specific bad debt allowances were recognized to account for default risks related to trade payables. The general credit risk is adequately considered with the general bad debt allowance.

Prepaid expenses comprise payments made prior to the balance sheet date that relate to expenses that will be incurred after the balance sheet date.

Provisions for pensions are valued according to actuarial principles using an interest rate of 5.10%. Expected salary increases were taken into account at 2%. The calculation was based on the modified “Teilwertverfahren” (a method comparable to the entry age normal method) using the mortality tables of Prof. Dr. Klaus Heubeck.

The assets, which serve exclusively to fulfill the pension obligations and which are protected against claims asserted by all other creditors (employer’s pension liability insurance), were offset at their fair value against the pension provisions.

Tax provisions and other provisions were recognized in the amount of expected utilization and account for all identifiable risks, uncertain liabilities, potential losses from pending transactions and warranties without legal obligation. They are valued at the settlement amount. Necessary cost increases are taken into account. Provisions with a residual term of more than one year are discounted at the market interest rate of the last seven fiscal years for their respective residual term.

Liabilities are recorded at the settlement amount. For liabilities whose settlement amount exceeds the amount paid out, the debt discount is reported under prepaid expenses.

Receivables, bank balances and liabilities denominated in foreign currency due within one year are translated at the mean spot rate on the balance sheet date. If the residual term is less than one year, they are valued at the historical rate or the lower (foreign currency receivables) or higher (foreign currency liabilities) closing rate.

Deferred taxes were calculated on all temporary differences between the tax base of the assets and liabilities and their book values in the consolidated financial statements. There were no tax loss carryforwards and tax credits as of 30 June 2012. Deferred taxes were valued using company-specific tax rates and tax legislation enacted or substantively enacted as of the balance sheet date and expected to apply when the timing differences reverse. The tax rates ranged between 16.5% and 39.2%. Deferred taxes are reported on a net basis. The net assets resulting in the separate financial statements of consolidated entities are not capitalized.

5.     Currency translation

All assets and liabilities in the financial statements of the foreign entities outside the eurozone included in the consolidated financial statements are translated to the reporting currency at the official mean rate (between the buying and selling rates) as of the balance sheet date. The items of the income statement are translated at the average exchange rates in the first half of the year and equity at historical rates. Translation differences in the income statement are reported directly in equity in the item “Equity differences from currency translation” below revenue reserves.

Differences from the translation of opening balances at closing rates as well as deviations from the translation of movements during the current year at mean rates are reported in a separate column of the consolidated statement of changes in fixed assets.

6.     Notes to the consolidated balance sheet

Fixed assets

The development of individual fixed asset items in the first half of 2012 is shown in the “Consolidated statement of changes in fixed assets” attached to these consolidated financial statements.

Receivables and other assets

Receivables with a remaining term of more than one year amounted to EUR 9k as of the balance sheet date. We refer to our comments on pension provisions.

Deferred taxes

Deferred tax assets of EUR 607k were recognized on temporary differences affecting income between the amounts in the tax accounts and the book values in the consolidated balance sheet. Of this amount, EUR 338k is attributable to differences between the amounts in the tax accounts and the book values in the statutory balance sheet prepared in accordance with uniform group principles (HB II - reporting package), which for the most part stem from temporary differences with respect to inventories, pension provisions and other provisions. An amount of EUR 269k is attributable to deferred taxes on consolidation entries affecting income.

In addition, deferred tax liabilities of EUR 526k were determined on differences between the amounts in the tax accounts and the book values in the reporting package. These mainly result from temporary differences in property, plant and equipment and inventories as a result of differences in book values and methods for recognizing amortization, depreciation and write-downs.

Exercising an accounting option, net assets in the separate financial statements amounting to EUR 237k were not capitalized. Net liabilities amounting to EUR 396k were recognized. Net liabilities are offset against the deferred taxes from consolidation entries.

Equity

The issued capital of Otto Männer Holding AG, Bahlingen a.K., is valued at EUR 10,000,000, divided into 10,000,000 ordinary shares with a nominal value of EUR 1.00 per share. The ordinary shares are registered shares.

With regard to the development of the Group’s equity, we refer to the consolidated statement of changes in equity as of 30 June 2012 presented in Appendix 4.

Offsetting assets against liabilities in accordance with § 246 Subs. 2 of the German Commercial Code [HGB]

Assets and liabilities from pension obligations were set off in the balance sheet in accordance with § 246 Subs. 2 of the German Commercial Code [HGB].

Pension commitments are secured by employer’s liability insurance. The claims from the employer’s liability insurance serve exclusively to fulfill the pension commitments and are protected against claims asserted by other creditors. They were offset against the pension provisions. The fair value of the employer’s liability insurance, which was calculated using actuarial methods, came to EUR 1,292k as of the balance sheet date; the settlement amount of the pension commitment stands at EUR 1,283k. The difference of EUR 9k is included in other assets. The acquisition cost of the employer’s liability insurance claims amounted to EUR 1,178k.

Other provisions

Other provisions mainly concern personnel, warranty risks and customer bonuses.

Liabilities

		Due in	Due in	Due in
	Total	less than one year	two to five years	more than five years
	EUR k	EUR k	EUR k	EUR k

Liabilities to banks	3,773	884	2,889	—

Prepayments received on account of orders	6,242	6,242	—	—

Trade payables	2,206	2,206	—	—

Other liabilities	266	266	—	—

Trade payables pertaining to the delivery of raw materials, consumables and supplies are subject to the customary retention of title.

Liabilities to banks are secured by a land charge on the Company’s grounds (EUR 3,356k) and mortgages (EUR 414k).

Guarantees (performance guarantees) from Commerzbank AG of EUR 1,219k were drawn for prepayments received. No collateral had to be pledged to obtain the guarantee facility.

7.     Notes to the consolidated income statement

Revenue

Consolidated revenue is detailed as follows:

30 Jun 2012
EUR k

Germany	13,014
Other EU countries	14,558
Rest of world	12,142

39,714

Other operating income and expenses

Other operating income contains income relating to other periods of EUR 695k. This mainly stems from the reversal of provisions and specific bad debt allowances of EUR 230k, from exchange rate gains EUR 431k and from the disposal of items of fixed assets EUR 134k.

Other operating expenses include expenses relating to other periods of EUR 432k, mainly attributable to exchange rate losses.

Employees

30 Jun 2012

Management board	1
Wage earners	208
Salaried employees	127
Trainees	31

367

8.     Additional notes to the consolidated cash flow statement

Cash and cash equivalents solely contain the cash and bank balances reported in the balance sheet.

9.     Other notes

Other financial obligations

Other financial obligations contain long term rental obligations of EUR 3,655k and lease obligations of EUR 10,277k for a total EUR 13,932k.

10.    Audit fees

The total fees charged by the group auditor pursuant to Sec. 314 (1) No. 9 HGB are EUR 41k for other services for the first half year 2012.

11.     Management of Otto Männer Holding AG and disclosure of total remuneration

Management board

Mr. Hans-Peter Männer, Dipl.-Ing. (FH) was appointed to the management board in the reporting year. He has sole signing authority without restriction to represent the Company in legal transactions as a self-contracting agent or as an agent of a third party. In accordance with Sec. 286 (4) HGB, the Company has elected not to disclose total management board remuneration.

Supervisory board

The following persons were members of the supervisory board in the reporting year:

•	Otto Männer, business man, Bahlingen a.K., chairman
•Karl-Heinz Niggemann, lawyer, Rottweil, deputy chairman
•Dr. Bertram Layer, public auditor, tax advisor, Stuttgart, deputy chairman

The remuneration of the supervisory board amounted to EUR 12,000 in the reporting year.

Bahlingen, 23 October 2013

……………………………………………
Hans-Peter Männer
Management board

DEVELOPMENT OF FIXED ASSETS
OF OTTO MÄNNER HOLDING AG, BAHLINEN A.K.

			Acquisition/production costs							Book values

				Currency						Currency
			1/1/2012	differences	Additions	Transfers	Disposals	30/6/2012	1/1/2012	differences	Additions	Disposals	30/6/2012	30/6/2012
			EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR

I.	Intangible assets

	1.	Licenses, industrial property rights acquired against
		payment and similar rights and values as well as
		licenses to such rights and values	3,748,866	2,830	122,101	183,410	81	4,057,126	3,258,564	1,759	110,673	81	3,370,914	686,212
	2.	Advance payments	183,410	—	—	(183,410)	—	—	—	—	—	—	—	—

			3,932,276	2,830	122,101	—	81	4,057,126	3,258,564	1,759	110,673	81	3,370,914	686,212

II.	Tangible assets

	1.	Property, rights equivalent to real property
		and buildings including buildings
		on third-party land	33,052,761	176,018	—	—	—	33,228,779	7,017,674	33,380	435,231	—	7,486,285	25,742,494
	2.	Plant and machinery	32,660,135	177,269	903,750	605,550	650,200	33,696,503	26,616,939	136,394	581,521	642,855	26,691,999	7,004,505
	3.	Other fixed assets
		and office equipment	6,712,119	19,854	291,459	10,000	65,608	6,967,825	5,184,346	14,665	190,519	64,277	5,325,253	1,642,572
	4.	Advance payments and assets under construction	615,550	2,326	866,703	(615,550)	149,113	719,916	—	—	—	—	—	719,916

			73,040,565	375,467	2,061,911	—	864,920	74,613,022	38,818,960	184,439	1,207,271	707,133	39,503,537	35,109,486

			76,972,842	378,296	2,184,012	—	865,002	78,670,148	42,077,523	186,198	1,317,943	707,214	42,874,451	35,795,697

Appendix 6
Reconciliation from German GAAP to US GAAP (30/06/12)
The consolidated statements of Otto Männer Holding AG are prepared in accordance with German GAAP. The following table is a reconciliation of differences relating to the Profit and Loss account and Shareholders’ Equity reported according to German GAAP and US GAAP.
Reconciliation of profit or loss statement (P&L) for the year and reconciliation of shareholders’ equity (equity)

All amounts in EUR k	Notes	30/06/2012
		P&L	Equity

Results and shareholders’ equity under German GAAP: Profit for the year Shareholders’ equity		6,052	83,302

US GAAP reporting adjustments:
Opening adjustment	(a)		(2,309)
Leasing	(b)	(69)	(69)
Allowance for doubtful accounts	(c)	8	8
Pensions [1]	(d)	(252)	(252)
Revenue recognition Inventory allowance	(e) (f)	1,842 792	1,842 792
Income taxes	(g)	(630)	(630)

Results under US GAAP		7,743	82,684
Explanation of notes:

(a)	Opening adjustment to shareholders’ equity
The line item opening adjustments represents the accumulative effect on retained earnings as of 1 January 2012. In order to properly present the shareholders’ equity reported under US GAAP adjustments to opening retained earnings are required. The adjustments made are identical to those that are represented below.

(b)	Leasing - Capital leases
Otto Männer Holding AG entered into several lease agreements for machinery and equipment which according to German GAAP were classified as operating leases. For US GAAP purposes however, some of these agreements are to be classified as capital leases. The net income effect (yearly expense for operating lease vs. interest expense and depreciation) are represented in the table above.
Allowance for doubtful accounts
According to German GAAP a lump sum general allowance on the basis of 1% is allowed to be accounted for. For US GAAP purposes however, the allowance for doubtful accounts is based on historical experience. Therefore, the lump sum allowance has been reversed in the table above.
1 US GAAP adjustments include the German plan which is not subject to the acquisition by BGI.

(c)	Pensions - Defined benefit plans
The pension related reserves under German GAAP need to be restated in order to comply with ASC 715-30. According to German GAAP, the Otto Männer group entered into one defined benefit plan in Switzerland while the remaining three German plans are classified as defined contribution plans. However, two of the defined contribution plans are to be classified as defined benefit plans for US GAAP purposes. The impact on equity and the income statement reflects the different treatment of the plans under German GAAP. For defined benefit plans the values are based on actuary reports.

(d)	Revenue recognition - Bill and hold transactions
The company enters into bill and hold transactions for specific high precision molds. According to German GAAP revenue can already be recognized as soon as the contract is signed. For US GAAP purposes however, revenue recognition criteria are not yet fulfilled. Revenue is recognized at a later point of time and therefore the adjustment represents a timing difference in recognizing the revenue.

(e)	Inventory provision
Under German GAAP an additional provision was set up for items for which costs estimated to complete the product exceed the replacement cost. Such provision is not allowed under US GAAP since the costs not yet incurred are not allowed to be recognized considering the matching principle.

(f)	Income taxes -Impact on US GAAP adjustments
This adjustment reflects the impact on the Company’s provision for income taxes which the US GAAP adjustments described above have on the income statement and on Shareholders’ equity.

Appendix 7

[Translator's notes are in Square brackets]

General Engagement Terms

for

Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften

[German Public Auditors and Public Audit Firms]

as of January 1, 2002

□

This is an English translation of the German text, which is the sole authoritative version

1. Scope

(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the "Wirtschaftsprüfer") and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.

(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.

2. Scope and performance of the engagement

(1) Subject of the Wirtschaftsprüfer's engagement is the performance of agreed services - not a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäßiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.

(2) The application of foreign law requires - except for financial attestation engagements - an express written agreement.

(3) The engagement does not extend - to the extent it is not directed thereto - to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.

(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.

3. The client's duty to inform

(1) The client must ensure that the Wirtschaftsprüfer - even without his special request - is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first become known during the Wirtschaftsprüfer's work.

(2) Upon the Wirtschaftsprüfer's request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.

4. Ensuring independence

The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer's staff. This particularly applies to offers of employment and offers to undertake engagements on one's own account.

5. Reporting and verbal information

If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the longform report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer's staff beyond the engagement agreed to are never binding.

6. Protection of the Wirtschaftsprüfer's intellectual property

The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations - expecially quantity and cost computations - prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.

7. Transmission of the Wirtschaftsprüfer's professional statement

(1) The transmission of a Wirtschaftsprüfer's professional statements (longform reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer's written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.

The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.

(2) The use of the Wirtschaftsprüfer's professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.

8. Correction of deficiencies

(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.

(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.

(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer's professional statements (long-form reports, expert opinions and the like) may be corrected - and also be applicable versus third parties - by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer's professional statements entitle the Wirtschaftsprüfer to withdraw - also versus third parties - such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.

9. Liability

(1) *The liability limitation of § ["Article"] 323 (2)["paragraph 2"] HGB ["Handelsgesetzbuch": German Commercial Code] applies to statutory audits required by law.*

(2) *Liability for negligence; An individual case of damages*

If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO ["Wirtschaftsprüferordnung": Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind - except for damages resulting from injury to life, body or health - for an individual case of damages resulting from negligence is limited to € 4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.

(3) *Preclusive deadlines*

A compensatory damages claim may only be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim - at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence.

The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

52002KND
1/2002

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10. Supplementary provisions for audit engagements

(1) A subsequent amendment or abridgement of the financial Statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor's report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor's report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer's written consent and using the wording authorized by him.

(2) If the Wirtschaftsprüfer revokes the auditor's report, it may no longer be used. If the client has already made use of the auditor's report, he must announce its revocation upon the Wirtschaftsprüfer's request.

(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.

11. Supplementary provisions for assistance with tax matters

(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client - especially numerical disclosures - are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.

(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on a timely basis, all supporting documents and records - especially tax assessments - material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.

(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:

a) preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client
b) examination of tax assessments in relation to the taxes mentioned in (a)
c) negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)
d) participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)
e) participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).

In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.

(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.

(5) Services with respect to special individual issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:

a) the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax
b) participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and
c) the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.

(6) To the extent that the annual sales tax return is accepted as additional work, this does not include the review of any special accounting prerequisities nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.

12. Confidentiality towards third parties and data security

(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.

(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.

(3) The Wirtschaftsprüfer is entitled - within the purposes stipulated by the client - to process personal data entrusted to him or allow them to be processed by third parties.

13. Default of acceptance and lack of cooperation on the part of the client

If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer's right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.

14. Remuneration

(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays: sales tax will be billed separately. He may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.

(2) Any set off against the Wirtschaftsprüfer's claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.

15. Retention and return of supporting documentation and records

(1) The Wirtschaftsprüfer retains, for ten years, the supporting documents and records in connection with the completion of the engagement - that had been provided to him and that he has prepared himself - as well as the correspondence with respect to the engagement.

(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.

16. Applicable law

Only German law applies to the engagement, its conduct and any claims arising therefrom.

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